Exhibit 99.2

CHINA HOUSING & LAND DEVELOPMENT, INC. ANNOUNCES STOCKHOLDER APPROVAL OF PROPOSED REVERSE STOCK SPLIT

XI’AN, China (December 30, 2015) — China Housing & Land Development, Inc. (NASDAQ: CHLN) (the “Company”) announced today that at a special meeting of stockholders held on December 30, 2015, Beijing time (December 29, 2015 U.S. Eastern Time), stockholders holding a majority of the Company’s outstanding common stock (“Common Stock”) approved a proposed 1-for-50,000 reverse stock split as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2015 (the “Transaction”).

If and when the Transaction is consummated, every 50,000 shares of Common Stock outstanding as of the effective date of the Transaction will be converted into one whole share of Common Stock. In lieu of issuing any fractional shares, the Company will make a cash payment to each stockholder who would otherwise receive fractional shares equal to US$3.00 multiplied by the number of pre-Transaction Common Stock held by such stockholder that would be converted into fractional shares. The consummation of the Transaction is expected to reduce the number of record holders of Common Stock to less than 300 and allow the Company to “go private” by terminating its registration under the Securities Exchange Act of 1934 and removing its common stock from quotation on the NASDAQ.

The Company’s board of directors plans to establish a record date for the Transaction in the first quarter of 2016 with an effective date on or shortly after the record date.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc. is a leading developer of residential and commercial properties in northwest China and the first Chinese real estate development company traded on NASDAQ. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

Safe Harbor

Certain statements herein that reflect management's expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties, which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements include, among others, all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," “plans” or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Transaction may be delayed or may not be consummated; risks related to the diversion of management's attention from our ongoing business operations; the effect of the announcement of the proposed Transaction or operational activities taken in anticipation of the Transaction on our business relationships, operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Transaction; and the amount of the costs, fees, expenses and charges related to the Transaction. For a description of additional risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.

For additional information please contact:
Ms. Jing Lu, Chief Operating Officer, Director, and Investor Relations Officer
+86 29.8258.2639 (Email: jinglu@chldinc.com)
Mr. Bill Zima, ICR, Inc.
+86 10.6583.7511 (Email: william.zima@icrinc.com)